As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware	87-1583942
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Kimball Drive, Suite 300

Parsippany, New Jersey 07054

(862) 401-0000

(Address of Principal Executive Offices)

EMBECTA CORP. 2022 EMPLOYEE AND DIRECTOR EQUITY-BASED COMPENSATION PLAN

(Full Title of the Plans)

Jeff Mann

President, Pharma Services and Product Management, and Chief Legal Officer

Embecta Corp.

300 Kimball Drive, Suite 300

Parsippany, New Jersey 07054

(862) 401-0000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

John J. Cannon III, Esq.

Melisa Brower, Esq.

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Embecta Corp. (the “Registrant”) for the purpose of registering an additional 2,430,000 shares of common stock, $0.01 par value per share, (“Common Stock”) of the Registrant, that may be offered or sold under the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan, as amended (the “Plan”). These additional shares of Common Stock were approved by the Board of Directors of the Registrant on December 2, 2025 and by the stockholders of the Registrant at the Registrant’s annual meeting of stockholders on February 11, 2026, and are additional securities of the same class as other securities for which subsequent registration statements (File No. 333-264164 and File No. 333-279273) on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2022 and May 9, 2024, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement and as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Commission on November 25, 2025 (File No. 001-41186) and the portions of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on December 18, 2025 (File No. 001-41186) incorporated by reference into such Annual Report;

b)	The description of the Registrant’s Common Stock contained in the information statement filed as Exhibit 99.1 to Amendment No. 1 to the Registrant’s registration statement on Form 10 filed on February 3, 2022 (File No. 001-41186), including any amendment or report filed for the purpose of updating such description;

c)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, filed with the Commission on February 5, 2026 (File No. 001-41186), March 31, 2026, filed with the Commission on May 5, 2026 (File No. 001-41186), and June 30, 2026, filed with the Commission on August 7, 2026 (File No. 001-41186); and

d)	The Registrant’s Current Reports on Form 8-K filed with the Commission since September 30, 2025 (other than portions of those documents furnished or otherwise not deemed to be filed).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty owed to the Registrant or its stockholders as a director.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”), provide that the Registrant must indemnify and hold harmless, to the fullest extent authorized or permitted by the DGCL as it presently exists or may be amended, each person who was or is a party to, or who is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) (a “Proceeding”) by reason of the fact that he or she is or was a director or an officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Unless ordered by a court, any indemnification under the Bylaws must be made by the Registrant only as authorized in the specific case upon a determination that indemnification is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the DGCL. With respect to an indemnitee who is a director or officer of the Registrant at the time of such determination, such determination must be made (1) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion of such independent legal counsel, or (4) by the stockholders. Expenses must be advanced to a covered person under certain circumstances.

The Registrant maintains a standard policy of officers’ and directors’ liability insurance.

Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers under certain prescribed circumstances against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the director or officer’s conduct was unlawful.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provisions shall not eliminate or limit the liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director under Section 174 of the DGCL, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (5) an officer in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring before the date when such provision becomes effective.

The foregoing is only a general summary of certain aspects of Delaware law and of the Certificate of Incorporation and the Bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and to the Certificate of Incorporation and the Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Embecta Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2022) (File No. 001-41186)

4.2	Amended and Restated Bylaws of Embecta Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 3, 2023) (File No. 001-41186)

5.1*	Opinion of Allen Overy Shearman Sterling US LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Auditors.

23.3*	Consent of Allen Overy Shearman Sterling US LLP (contained in Exhibit 5.1)

24*	Power of Attorney (included on the signature pages of this Registration Statement)

99.1	Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2022) (File No. 001-41186)

99.2	Amendment No. 1 to the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed on February 9, 2024) (File No. 001-41186)

99.3	Amendment No. 2 to the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 5, 2026) (File No. 001-41186)

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 7th day of August, 2026.

Embecta Corp.

By:	/s/ Jeff Mann
Jeff Mann
President, Pharma Services and Product Management, and Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeff Mann her or his attorney-in-fact, with the full power of substitution, for her or him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Devdatt Kurdikar	President, Chief Executive Officer, and Director	August 7, 2026
Devdatt Kurdikar	(Principal Executive Officer)

/s/ Jacob Elguicze	Chief Financial Officer	August 7, 2026
Jacob Elguicze	(Principal Financial Officer)

/s/ Anthony Roth	Chief Accounting Officer and Corporate Controller	August 7, 2026
Anthony Roth	(Principal Accounting Officer)

/s/ Carrie L. Anderson	Director	August 7, 2026
Carrie L. Anderson

/s/ Robert J. Hombach	Director	August 7, 2026
Robert J. Hombach

/s/ Milton M. Morris, Ph.D.	Director	August 7, 2026
Milton M. Morris, Ph.D.

/s/ Claire Pomeroy, M.D.	Director	August 7, 2026
Claire Pomeroy, M.D.

/s/ Karen N. Prange	Director	August 7, 2026
Karen N. Prange

/s/ Christopher R. Reidy	Director	August 7, 2026
Christopher R. Reidy